UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On June 21, 2006, the Board of Directors of Mattson Technology, Inc. (the "Company") approved an amendment to the Rights Agreement dated as of July 28, 2005 (the "Rights Agreement"), between the Company and Mellon Investor Services, LLC. The amendment will allow NWQ Investment Management Company, LLC ("NWQ") to acquire and beneficially own up to 18% of the Company's outstanding Common Stock without being considered an "Acquiring Person" or causing a triggering event for purposes of the Rights Agreement.

As originally adopted, the Rights Agreement had provided that NWQ was a "Grandfathered Person," but provided that NWQ would cease to be a Grandfathered Person if its ownership level fell below 15% of the Company's outstanding Common Stock. It also provided that NWQ could become an "Acquiring Person" if its ownership level increased by 1% or more of the outstanding Common Stock above NWQ's beneficial ownership level as of the record date for purposes of the Rights Agreement. The amendment to the Rights Agreement will modify the definition of "Grandfathered Person" to permit NWQ to retain that status notwithstanding subsequent decreases in its beneficial ownership level, and will modify the definition of "Acquiring Person" to permit NWQ to acquire and beneficially own up to 18% of the Company's Common Stock.

The original Rights Agreement is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 2, 2005.

Item 3.03    Material Modification to Rights of Security Holders.

Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2006

Mattson Technology, Inc.

By: /s/ Ludger Viefhues

Ludger Viefhues
Executive Vice President and Chief Financial Officer